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MANAGEMENT'S ASSERTION ON COMPLIANCE WITH SEC REGULATION AB SERVICING CRITERIA

1.       Situs Holdings, LLC (the “Company”), a wholly-owned subsidiary of SitusAMC Holdings Corporation, is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB of the Securities and Exchange Commission (“SEC”), as of and for the year ended December 31, 2020 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report (collectively referred to as the “Special Servicing Platform” or the “Platform”) include asset-backed transactions and securities. This includes the asset-backed transactions and securities for which Situs Holdings, LLC served in the capacity of special servicer, involving commercial mortgage loans, as defined in Appendix B.

2.       Except as set forth in paragraph 3 below, the Company used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria.

3.       The criteria listed in the column titled “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to the Company based on the activities it performed, directly or through its Vendors, with respect to the Platform for the Reporting Period.

4.       During the Reporting Period, there were no payments on asset pools received, nor any payments received where the depository responsibility of Situs Holdings, LLC as Special Servicer would require deposits be made to the operating account, therefore the Company did not perform any servicing activities related to criteria 1122(d)(2)(i) as of and for the year ended December 31, 2020.

5.       During the Reporting Period, there were no wire disbursements sent or required to be sent, therefore the Company did not perform any servicing activities related to criteria 1122(d)(2)(ii) as of and for the year ended December 31, 2020.

6.       During the Reporting Period, there were no additions, removals, or substitutions to the asset pools, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(iii) as of and for the year ended December 31, 2020.

7.       During the Reporting Period, there were no active assets carrying an escrow balance maintained by Situs Holdings, LLC or escrow disbursements due to be paid by Situs Holdings, LLC therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(x-xiii) as of and for the year ended December 31, 2020. The only portfolio active during any part of the year ended December 31, 2020 to which these criteria are required to be considered per the corresponding transaction agreements was CSMC 2006-C1.

8.       During the Reporting Period, there were no loans charged off or accounts determined to be uncollectible, therefore the Company did not perform any servicing activities related to criteria 1122(d)(4)(xiv) as of and for the year ended December 31, 2020. The only portfolio active during any part of the year ended December 31, 2020 to which this criterion is required to be considered per the corresponding transaction agreements was CSMC 2006-C1.

9.       With respect to servicing criteria 1122(d)(2)(vii), the Company has engaged various vendors to perform some or all of the activities required by these servicing criteria. Management has determined that these vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by the SEC’s Compliance & Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&DI 200.06”), formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. As permitted by C&DI 200.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criteria applicable to each vendor. Management is not aware of any material deficiencies in such policies and procedures or any material instances of non-compliance of the servicing criteria as relates to the Company by such vendors. Management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criteria.

10.     The Company has complied, in all material respects, with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, as of and the year ended December 31, 2020 with respect to the Platform taken as a whole.

11.     Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on the Company’s assertion on compliance with the applicable servicing criteria for the Reporting Period.

Situs Holdings, LLC

February 26, 2021

/s/ Dean M Wheeler

Dean Wheeler, Managing Director, Head of Client Service Delivery –

Servicing, Asset Management & Special Servicing

Appendix A – Applicable Servicing Criteria

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed Directly by Situs Holdings, LLC	Performed by Vendor(s) for which Situs Holdings, LLC is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Situs Holdings, LLC is NOT the Responsible Party	NOT performed by Situs Holdings, LLC or by subservicer(s) or Vendor(s) retained by Situs Holdings, LLC
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.

X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.

X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X1	X1
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the servicer.

X2
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.				X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.				X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-aging's) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts) See following: (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.

X3
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X3
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X3
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X3
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X3
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.				X

1 Servicing activities associated with criterion 1122(d)(2)(vii) are performed by Situs Holdings, LLC and a third party vendor for which Situs Holdings, LLC is the responsible party.

2 For criterion 1122(d) (3)(i)(B-D), Situs Holdings, LLC did not perform the activity described in this criterion for the Reporting Period as these components of 1122(d)(3)(i) are inapplicable to the functions performed by Situs Holdings, LLC. No assertion on compliance, therefore, is necessary.

3 Servicing activities associated with criteria 1122(d)(4)(x-xiv) are only in-scope for the ‘CSMC-2006 C1’ portfolio. These servicing criteria are inapplicable for all other portfolios on the Platform. Refer to Appendix B of this Management’s Assertion for the in-scope portfolios.

APPENDIX B – The Platform

Situs Holdings, LLC was named as the Special Servicer for all portfolios listed below. However, there was only activity requiring Situs Holdings, LLC to perform the role as Special Servicer for the portfolios designated with a “X” throughout the period 1/1/2020 – 12/31/2020.

Portfolio	Servicing Agreement Date	Special Servicing activity required as of and for the year ended December 31, 2020
AFHT 2019-FAIR	October 15, 2019	X
AREIT 2018-CRE2	November 15, 2018
AREIT 2019-CRE3	August 29, 2019
AREIT 2020-CRE4	May 21, 2020
BACM 2017-BNK3	February 1, 2017
BAMLL 2020-JGDN	November 16, 2020
Banc of CA 2019-Q010	July 1, 2019
Bank 2019-BNK18	May 1, 2019
BBCMS 2017-DELC	August 29, 2017
Benchmark 2020-IG3	May 1, 2020
BFLD 2019-DPLO	October 9, 2019
BFLD 2020-EYP	October 7, 2020
BSPRT 2017-FL2	November 29, 2017
BSPRT 2018-FL3	April 5, 2018
BSPRT 2018-FL4	October 12, 2018	X
BSPRT 2019-FL5	May 30, 2019	X
BWAY 2019-1633	December 20, 2019
BX 2018-BILT	May 24, 2018
BX 2018-GW	May 22, 2018
BX 2019-CALM	December 12, 2019
BX 2019-OC11	December 1, 2019
BX 2020-VIVA	May 5, 2020
CAF 2016-1	May 1, 2016	X
CAF 2016-2	November 15, 2016	X
CAF 2018-1	June 9, 2018	X
CAF 2019-1	April 9, 2019	X
CAF 2019-2	July 9, 2019	X
CAF 2019-3	November 9, 2019	X
CAF 2020-1	March 9, 2020	X
CAF 2020-2	May 9, 2020	X
CAF 2020-3	September 9, 2020
CAF 2020-4	December 9, 2020
CAF 2020-P1	November 19, 2020
CFCRE 2018-TAN	February 6, 2018
CGCMT 2020-420K	November 6, 2020
Citibank 2020-Q012	August 1, 2020
COLD 2020-ICE5	October 29, 2020
COMM 2013-CCRE7	April 1, 2013	X
COMM 2019-521F	June 20, 2019
COMM 2019-WCM	October 30, 2019
COMM 2020-CX	November 5, 2020
COMM 2020-SBX	December 30, 2020
CSAIL 2015-C1	March 1, 2015
CSMC 2006-C1	March 1, 2006	X
CSMC 2017-CALI	November 6, 2017
CSMC 2019-ICE4	June 5, 2019
CSMC 2019-UVIL	December 6, 2019
DAFC 2017-AMO	June 20, 2017
DBGS 2019-1735	April 6, 2019
First Foundation 2018- Q007	September 1, 2018	X
First Foundation 2019- Q011	September 1, 2019	X
First Foundation 2020- Q013	September 1, 2020
First Republic 2018-Q008	December 1, 2018
FMBT 2019-FBLU	December 6, 2019	X
FREMF 2017-K67	September 1, 2017
FRESB 2015-SB8	November 1, 2015
FRESB 2016-SB19	July 1, 2016
FRESB 2019-SB60	March 1, 2019	X
GACM 2019-FL1	June 6, 2019
GACM 2020-FL2	June 5, 2020
Grace Trust 2020-GRCE	November 18, 2020
Great Wolf 2019-WLF	December 30, 2019
GSMS 2017-STAY	August 15, 2017
GSMS 2019-70P	October 23, 2019
HAMLET 2020-CRE1	May 1, 2020
HBST 2015-HBS	November 1, 2015	X
HFX 2017-1	March 30, 2020	X
HY 2019-30HY	July 6, 2019
JPMCC 2018-BCON	February 1, 2018
JPMCC 2018-PHH	August 7, 2018	X
JPMCC 2018-PTC	May 16, 2018
JPMCC 2019-ICON	April 1, 2019
JPMCC 2019-MARG	May 30, 2019
JPMCC 2019-MFP	July 18, 2019
JPMCC 2019-OSB	June 13, 2019
JPMCC 2020-LOOP	February 5, 2020
KNDL 2019-KNSQ	May 30, 2019
LoanCore 2018-CRE1	June 5, 2018
LoanCore 2019-CRE2	May 30, 2019	X
LoanCore 2019-CRE3	May 30, 2019	X
Luther Burbank 2017-Q004	September 1, 2017
Manhattan West 2020- 1MW	August 28, 2020
MBRT 2019-MBR	December 19, 2019
Merit 2020-HILL	August 31, 2020
MEZZ CAP 2006-C4	December 1, 2006
MFTII 2019-B3B4	July 11, 2019
MKT 2020-525M	February 26, 2020
MSC 2011-C2	June 1, 2011	X
MSC 2018-SUN	August 2, 2018	X
MSC 2019-H7	July 1, 2019
MSC 2019-L3	November 1, 2019
NCMS 2019-LVL	April 23, 2019
NCMS 2019-NEMA	March 29, 2019
Opus Bank 2016-Q003	December 1, 2016
PRIMA 2019-1S	August 23, 2019	X
PRIMA 2019-RK1	June 27, 2019
PRIMA 2019-VII	October 22, 2019
PRIMA 2020-VIII	July 15, 2020
SCMT 2020-SBC9	June 30, 2020
Selkirk 1	December 13, 2013
Selkirk 2	December 13, 2013
Selkirk 3	September 26, 2014
SGCP 2019-FL2	June 5, 2019	X
SLIDE 2018-1 FUN	September 28, 2018	X
TPG 2018-FL2	November 29, 2018
TPG 2019-FL3	October 25, 2019
UBS 2019-C16	April 1, 2019
UBSCM 2018-NYCH	February 26, 2018	X
VLS 2020-LAB	November 6, 2020
WBCMT 2005-C18	May 1, 2005
WFCM 2019-C50	May 1, 2019	X
WWPT 2017-WWP	November 10, 2017